UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2016

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 1, 2016, S&P Global Inc. (the “Company”) filed a Current Report on Form 8-K announcing the departure of the Company’s Executive Vice President and Chief Financial Officer (and principal financial officer), Jack F. Callahan, Jr.  Effective August 5, 2016, Robert J. MacKay, the Company's Senior Vice President and Controller and Chief Accounting Officer (principal accounting officer), will assume the role of Chief Financial Officer (and principal financial officer) on an interim basis until such time as a new Executive Vice President and Chief Financial Officer (and principal financial officer) is appointed.  Prior to joining S&P Global, Mr. MacKay spent 18 years at PepsiCo, Inc. where he served as Senior Vice President & Controller for PepsiCo Americas Beverages from 2011-2015, Senior Vice President & General Auditor from 2007-2011, and Vice President & Controller for PepsiCo International from 2003-2007 in New York, among other roles.  Mr. MacKay holds a B.B.A in Accounting from the University of San Diego. He started his career at KPMG, LLP and worked in its Mexico City and San Diego offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.
/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: July 25, 2016